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                         INDEPENDENT AUDITOR'S REPORT

To the Partners of
W.A.G.N. Partners

   I have audited the accompanying balance sheet of W.A.G.N. Partners (a partnership) as of December 31, 1995, and the related statements of loss, partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

   I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

   In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W.A.G.N. Partners as of December 31, 1995, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

Charles W. Cairnes Jr. P.A.
Palm Beach Gardens, Florida

June 8, 1996

                               W.A.G.N. PARTNERS
                                BALANCE SHEET
                           AS OF DECEMBER 31, 1995

                         ASSETS

CURRENT ASSETS:
 Cash ..................................................                $    5,446
                                                                      ------------
    Total ..............................................                     5,446
PROPERTY AND EQUIPMENT, at cost
 Land ..................................................  $  700,000
 Buildings and improvements ............................   3,238,196
 Machinery and equipment ...............................      71,863
 Furniture and fixtures ................................     171,287
                                                         -----------
                                                           4,181,346
 Less accumulated depreciation .........................    (644,880)
                                                         -----------
                                                                         3,536,466
DUE FROM GOLF & SPORTS CENTER OF THE PALM BEACHES, INC.                     76,369
OTHER ASSETS, net of ($30,878) accumulated amortization                     47,450
                                                                      ------------
                                                                        $3,665,731
                                                                      ============
            LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
 Mortgage payable ......................................                $1,609,643
 Accrued interest ......................................                    41,773
 Taxes payable .........................................                    21,527
                                                                      ------------
    Total ..............................................                 1,672,943
LOANS FROM PARTNERS ....................................                   711,258
PARTNERS' CAPITAL ......................................                 1,281,530
                                                                      ------------
                                                                        $3,665,731
                                                                      ============


     Read the accountants' report and the Notes to Financial Statements.

                              W.A.G.N. PARTNERS
                   STATEMENT OF LOSS AND PARTNERS' CAPITAL
                     For the Year Ended December 31, 1995

AMORTIZATION .............................. $     5,087
PROFESSIONAL FEES .........................      13,444
INTEREST EXPENSE ..........................     182,309
TAXES .....................................      21,527
DEPRECIATION ..............................     122,655
                                            -----------
    Net loss ..............................    (345,022)
 Add: Partners' Capital -- January 1, 1995    1,626,552
PARTNERS' CAPITAL -- December 31, 1995  ...  $1,281,530
                                            ===========

     Read the accountants' report and the Notes to Financial Statements.

                               W.A.G.N. PARTNERS
                           STATEMENT OF CASH FLOWS
                     For the Year Ended December 31, 1995

 CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss ....................................................................   $(345,022)
Adjustments to reconcile net income to net cash used by operating activities:
 Depreciation ...............................................................     122,655
 Amortization ...............................................................       5,087
 (Increase) decrease in:
  Due from Golf and Sports ..................................................     (15,954)
 Increase (decrease) in:
  Accrued interest ..........................................................      41,773
  Taxes payable .............................................................        (234)
                                                                              ------------
Net cash used by operating activities .......................................    (191,695)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment .........................................      (2,969)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of mortgage payable ..............................................     (62,787)
 Proceeds from loans from partners ..........................................     262,781
                                                                              ------------
Net cash provided by financing activities ...................................     199,994
                                                                              ------------
NET INCREASE IN CASH ........................................................       5,330
Cash -- Beginning of year ...................................................         116
                                                                              ------------
Cash -- End of year .........................................................   $   5,446
                                                                              ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for interest .....................................   $ 140,536

     Read the accountants' report and the Notes to Financial Statements.

                              W.A.G.N. PARTNERS
                      NOTES TO THE FINANCIAL STATEMENTS
                AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995

1. FORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Formation

   W.A.G.N. Partners, a Florida partnership (the "Partnership"), was formed on January 1, 1990 to purchase an executive public golf course in West Palm Beach, Florida. The Partnership has engaged a related corporation, Golf and Sports Center of the Palm Beaches, Inc., to operate and manage the course.

 Federal Income Taxes

   The Partnership itself is not a taxpaying entity for purposes of Federal income taxes. Federal income taxes on each partner are computed on total income from all sources; accordingly, no provision for income taxes is made in these statements.

 Depreciation

   Depreciation is calculated using the straight-line method over the useful lives of the assets.

2. RELATED PARTY TRANSACTIONS:

   A related corporation, Golf and Sports Center of the Palm Beaches, Inc., has leased the golf course from the Partnership for a base rent of $277,000 per annum. There is a provision in the lease that if the lessee is unable to pay rent the lessor can defer the rent. The lessee has not been able to pay any rent as of December 31, 1995 and does not appear to be able to in the future so no rent income has been accrued.

3. MORTGAGE PAYABLE:

   The First United Bank has started foreclosure proceedings against the property so the entire amount of the mortgage and the accrued interest are current liabilities.

4. BUSINESS CONDITION

   The Partnership has experienced net losses and used cash in operating activities since 1990. Capital calls to the partners and loans from the partners have provided the financial support necessary for the Partnership to satisfy its obligations through 1995. The partners have indicated that they do not intend to continue to provide financial support to fund the Partnership's 1996 projected cash flow deficiency.

   As of June 1, 1996 the Partnership has found a buyer and intends to liquidate. The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts or the amounts of liabilities that might be necessary should the Partnership be unable to continue as a going concern.